SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20449


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   March 4, 2002
                                                --------------------------------


                               RSI Holdings, Inc.
                               ------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                 North Carolina
                                 --------------
                          (State of Other Jurisdiction
                                of Incorporation)

         01-18091                                      56-1200363
----------------------------                 ----------------------------------
   (Commission File Number)                   (IRS Employer Identification No.)


28 East Court Street, Post Office Box 6847, Greenville, South Carolina   29606
----------------------------------------------------------------------   -----
         (Address of Principal Executive Offices)                     (Zip Code)

                                 (864) 271-7171
                                 --------------
                         (Registrant's Telephone Number
                              Including Area Code)

                                 Not Applicable
                              --------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)








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ITEM 5.  OTHER EVENTS.

         On March 4, 2002, the Company, through a newly-formed, wholly-owned subsidiary, Employment Solutions Acquisition, Inc., a South Carolina corporation ("Acquisition Sub"), acquired substantially all of the assets of Employment Solutions, LLC, a South Carolina limited liability company ("Employment Solutions"). Employment Solutions was in the business of locating and providing temporary labor primarily to manufacturing concerns in the Southeastern United States. Most of Employment Solutions' employees are foreign nationals. Prior to the asset purchase, the Company was not conducting any business other than seeking acquisition opportunities. The Company intends for Acquisition Sub to continue to conduct the business of Employment Solutions with the assets acquired.

         Acquisition Sub acquired Employment Solutions' assets pursuant to an Agreement for Sale and Purchase of Assets dated March 4, 2002 (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, Acquisition Sub acquired the assets of Employment Solutions for consideration of $2.26 million, $1.26 million of which was paid in cash at closing and $800,000 of which was paid in the form of a five-year note bearing interest at a rate of 6% per annum secured by the Company's pledge to Employment Solutions of all of the outstanding stock of Acquisition Sub. Acquisition Sub also assumed Employment Solutions' obligations under certain contracts and Employment Solutions' accrued and unpaid payroll obligations through March 4, 2002. In connection with the transaction, the manager and sole indirect owner of all of the equity interests in Employment Solutions entered into employment with Acquisition Sub as its Chairman. Employment Solutions agreed to change its name, and the Company expects to change the name of Acquisition Sub to "Employment Solutions, Inc."

        The Company obtained the $1.26 million to pay the cash portion of the purchase price primarily through a $1.2 million loan from Minor H. Mickel. Ms. Mickel owns approximately 2% of the Company's common stock and is the mother of Buck A. Mickel, the Company's Chairman and Chief Executive Officer, Charles C. Mickel, a director of the Company, and Minor M. Shaw. Mickel family members own in the aggregate approximately 81% of the Company's outstanding common stock. The balance of the cash portion of the purchase price consisted of loans of equal amounts from Buck A. Mickel, Charles C. Mickel and Minor M. Shaw.

         This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and 21E of the Exchange Act. Forward-looking statements are indicated by such terms as "expects", "plans", "anticipates", and words to similar effect. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Important factors ("Cautionary Statements") that could cause the actual results, performance or achievements of the Company to differ materially from the Company's expectations are disclosed in the Company's Reports on Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission. All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired: to be filed by amendment by May 20, 2002.

(b) Pro forma financial information: to be filed by amendment by May 20, 2002.

(c)      Exhibits.

         10.11 Agreement for Sale and Purchase of Assets dated March 4, 2002, by and between the Company, Employment Solutions Acquisition, Inc., Employment Solutions, LLC, Eadon Solutions, Inc. and Marion L. Eadon, Jr.
                  Exhibit A:        Form of $800,000 Promissory Note dated March
                                    4, 2002.
                  Exhibit B:        Form of Pledge  & Security  Agreement  dated
                                    March 4, 2002.
                  Exhibit C:        Form of Employment Agreement  dated March 4,
                                    2002  by  and  between Employment  Solutions
                                    Acquisition, Inc. and Marion L. Eadon, Jr.
                  Exhibit D:        Form of  Articles  of Amendment  of Articles
                                    of Organization of Employment Solutions, LLC changing name to "Eadon, LLC."

         10.12    Employment  Agreement  dated  March  4, 2002  by  and  between
                  Employment  Solutions  Acquisition,  Inc. and Marion L. Eadon,
                  Jr.:  See Exhibit C to Exhibit 10.11.

         10.13 Promissory Note from the Company to Minor H. Mickel dated February 14, 2002.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RSI HOLDINGS, INC.


Date:  March 18, 2002                   By: /s/ Buck A. Mickel
                                            -------------------------------
                                            Buck A. Mickel
                                            President & Chief Executive Officer

                                    EXHIBITS

10.11 Agreement for Sale and Purchase of Assets dated March 4, 2002, by and between the Company, Employment Solutions Acquisition, Inc., Employment Solutions, LLC, Eadon Solutions, Inc. and Marion L. Eadon, Jr.
         Exhibit A:        Form of $800,000 Promissory Note dated March 4, 2002.
         Exhibit B:        Form of Pledge  &  Security Agreement dated  March 4,
                           2002.
         Exhibit C:        Form of Employment Agreement dated  March 4,  2002 by
                           and between Employment  Solutions  Acquisition,  Inc.
                           and Marion L. Eadon, Jr.
         Exhibit D:        Form  of   Articles  of   Amendment  of  Articles  of
                           Organization of Employment Solutions, LLC changing name to "Eadon, LLC."

10.12 Employment Agreement dated March 4, 2002 by and between Employment Solutions Acquisition, Inc. and Marion L. Eadon, Jr.: See Exhibit C to Exhibit 10.11.

10.13    Promissory Note from the  Company to Minor H. Mickel dated February 14,
         2002.

                                                                   EXHIBIT 10.11
                    AGREEMENT FOR SALE AND PURCHASE OF ASSETS

         THIS AGREEMENT FOR SALE AND PURCHASE OF ASSETS (this Agreement for Sale and Purchase of Assets, together with the exhibits and schedules attached hereto being hereinafter referred to as this "Agreement"),is made and entered into this 4th day of March, 2002, by and among RSI Holdings, Inc., a North Carolina corporation ("RSI"), Employment Solutions Acquisition, Inc., a South Carolina corporation ("Buyer"), Employment Solutions, LLC, a South Carolina limited liability company ("Employment Solutions" or "Seller"), Eadon Solutions, Inc., a South Carolina corporation ("Eadon Solutions") and Marion L. Eadon, Jr., an individual residing in South Carolina.

                              W-I-T-N-E-S-S-E-T-H:

         WHEREAS, Buyer is a wholly-owned subsidiary of RSI, and RSI and Buyer desire that Buyer purchase from Seller and Seller desires to sell to Buyer the assets referenced in Section 2.1 of this Agreement; and
         WHEREAS, Mr. Eadon is the sole shareholder of Eadon Solutions and sole manager of Seller, and Eadon Solutions is the sole member and equity holder of Seller;

         NOW THEREFORE, in consideration of the respective representations, warranties and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             SECTION 1. THE CLOSING

         1.1 CLOSING. Subject to the terms and conditions hereof, at the closing of the transactions contemplated herein (the "Closing"), the Sellers shall sell and Buyer shall purchase the assets referenced in Section 2.1 below (the "Assets"). The Closing shall be held at 20:00 p.m. on March 28, 2002 or at such other time as the parties hereto may mutually agree to (the "Closing Date"), at the offices of Coffey, Chandler & Younts, P.A. in Manning, South Carolina or at such other place as the parties hereto may mutually agree; provided, however, that in the event that Closing has not occurred by Friday, March 29, 2002, either party hereto shall have the right to terminate this Agreement, except that if such failure to close is the result of the breach or nonperformance of a representation, warranty or covenant hereunder, only the aggrieved party shall have the right to terminate this Agreement.


           SECTION 2. PURCHASE OF ASSETS; NO ASSUMPTION OF LIABILITIES

         2.1 PURCHASED ASSETS. The assets purchased hereunder (the "Assets") shall consist of (i) all assets of Seller, except those assets set forth in
Section 2.2 hereof as being specifically excluded. The Assets shall include, but not be limited to the Assets set forth immediately below. A non-exclusive listing of the Assets is set forth on SCHEDULE 2.1 hereof:

          (1) All customer rights, lists, records, billing and all other information relating to customers of Seller;
          (2) All Seller office and computer equipment, furniture, fixtures, vehicles and other tangible personal property;
          (3) All trademarks, tradenames, corporate names, licenses, telephone numbers and listings, goodwill, and any other intangible assets;

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

          (4) All leases and contracts set forth on SCHEDULE 2.1(4); (It is acknowledged that only those leases and contracts set forth on
               SCHEDULE 2.1(4), and no others, are being assumed, and it is further acknowledged that Buyer shall have the right, up until closing, to include on SCHEDULE 2.1(4) any or all such contracts, leases and agreements as are set forth on SCHEDULE 4.11.);
          (5) Cash (other than proceeds of the sale of the Assets payable by Buyer to Seller pursuant to this Agreement) which Seller, Eadon Solutions and Marion Eadon warrant will be $53,000 at Closing;
          (6)  All accounts receivable, both billed and unbilled;
          (7) All other assets of any type or nature used in Seller's operations, except for those assets specifically excluded pursuant to Section 2.2.

         2.2 EXCLUDED ASSETS. Notwithstanding anything herein to the contrary, the following assets of the Seller are excluded from this sale and shall remain the Seller's property:

          (1) Proceeds of the sale of the Assets payable by Buyer to Seller pursuant to this Agreement; and
          (2) Any and all minute books containing the "corporate" records of the LLC; provided however, that copies thereof shall be provided to Buyer as promptly as practicable.

         2.3 NO ASSUMPTION OF LIABILITIES. Buyer is not assuming or agreeing to pay or purchase any liabilities or obligations of Seller of any nature whatsoever, except the obligations of Seller under the leases and contracts set forth on SCHEDULE 2.1(4) and the obligations set forth on SCHEDULE 2.3.


              SECTION 3. PURCHASE PRICE; EMPLOYMENT OF MARION EADON

         3.1 PURCHASE PRICE. The total purchase price (the "Purchase Price") for the Assets shall be Two Million Sixty Thousand Dollars ($2,060,000) payable as follows:

         (1) One Million Two Hundred Sixty Thousand Dollars ($1,260,000) payable in cash at Closing by either wire transfer of immediately available funds pursuant to wiring instructions provided by Seller to Buyer at least one business day prior to Closing or one or more certified or cashiers checks payable to "Employment Solutions, LLC;" and
         (2) A promissory note in the principal amount of Eight Hundred Thousand Dollars ($800,000) with a time to maturity of five years from Closing, bearing interest at a rate of six percent (6.0%) per annum payable in equal monthly installments of Fifteen Thousand Four Hundred Sixty Six Dollars and Twenty Four Cents ($15,466.24) in the form attached hereto as EXHIBIT A (the "Note") secured by a security interest in and pledge of all of the stock of Buyer pursuant to a pledge and security agreement substantially in the form attached hereto as EXHIBIT B (the "Pledge & Security Agreement").

         3.2 BUYER'S EMPLOYMENT OF MARION EADON. At Closing, Buyer will enter into an employment agreement with Marion Eadon in substantially the form attached hereto as EXHIBIT C (the "Employment Agreement").


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

            SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Seller, Eadon Solutions and Marion Eadon hereby jointly and severally warrant and represent to Buyer and RSI as follows:

         4.1 INCORPORATION, POWERS AND QUALIFICATION. Seller is a limited liability company duly organized, existing and in good standing under the laws of the State of South Carolina, is duly authorized to conduct business as a foreign entity in all jurisdictions in which such qualification is necessary or desirable for the conduct of its business as conducted as of the date hereof and as of Closing, and is entitled to own its properties and assets and has all requisite limited liability company power and authority to carry on its business as now conducted by it. Eadon Solutions is a corporation duly organized, existing and in good standing under the laws of the State of South Carolina, is duly authorized to conduct business as a foreign entity in all jurisdictions in which such qualification is necessary or desirable for the conduct of its business as conducted as of the date hereof and as of Closing, and is entitled to own its properties and assets and has all requisite limited liability company power and authority to carry on its business as now conducted by it.

         4.2 SHAREHOLDERS. Eadon Solutions is the sole member and holder of equity interests (of any sort or nature) of Seller. Marion Eadon is the chief executive officer and sole shareholder of Eadon Solutions and the sole manager of Seller.

         4.3 PARTNERSHIPS, ETC. Seller is not a partner or a joint venturer with any other person, corporation or legal entity.

         4.4  SUBSIDIARIES.  Seller has no subsidiaries.

         4.5  CORPORATE  DOCUMENTS.   The  copy  of  the  Seller's  articles  of
organization, operating agreement, if any, and any other organizational documents, each as amended, which have been delivered to Buyer, are complete and correct as of the date of this Agreement. The Seller has made available to Buyer for inspection its minute books. Those books accurately reflect and record all significant and material limited liability company action that has been taken by the members, managers and/or equity holders of the Seller.

         4.6 PENDING LITIGATION. There are no proceedings or actions of any type pending that would limit or impair the power or authority of the Seller or Eadon Solutions to enter into this Agreement. There is no pending actions, proceedings or material claims of any type, threatened against the Seller, Eadon Solutions or Marion Eadon or theirs or his properties or businesses. Furthermore, none of Marion Eadon, Eadon Solutions or the Seller know of any basis for such action, or of any governmental investigation or proceeding relative to either of them, their properties or businesses.

         4.7 FINANCIAL STATEMENTS. Set forth on SCHEDULE 4.7 are balance sheets, statements of income and retained earnings and statements of cash flows for Seller at and for the years ended December 31, 2001 and 2000. Each of the financial statements set forth on SCHEDULE 4.7 have been prepared in accordance with generally accepted accounting principles, and present fairly the financial condition of the Seller as of the dates thereof and the results of operations and cash flows of the Seller for the periods set forth therein.

         4.8 ABSENCE OF UNDISCLOSED LIABILITIES; CHANGES IN BUSINESS. Except to the extent (i) set forth in the financial statements attached hereto as SCHEDULE 4.7, or (ii) disclosed on SCHEDULE 4.8, the Seller has no material liabilities of any nature (including unpaid federal, state or local taxes), whether accrued, absolute, known or unknown, contingent or otherwise. Since December 31, 2001 and except as disclosed on SCHEDULE 4.8 or elsewhere in this Agreement, there has not been any change in the condition (financial or otherwise), properties, assets, liabilities or business prospects of Seller, which has been materially adverse or has occurred outside of the ordinary course of business.

         4.9 AUTHORIZATION AND EXECUTION OF DOCUMENTS. This Agreement has been duly authorized, executed and delivered by the Seller and Eadon Solutions and constitutes a valid and legally binding obligation of the Seller, Eadon Solutions and Marion Eadon and is enforceable against each of the Seller, Eadon Solutions and Marion Eadon in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (1) will not result in any breach of the terms and conditions of or constitute a default under the organizational documents of the Seller or Eadon Solutions or any agreement, contract, instrument or obligation to which any of the Seller, Eadon Solutions or Marion Eadon or by which any of the Seller, Eadon Solutions or Marion Eadon or any of their respective properties or assets may be bound and (2) will not violate any existing order, writ, injunction or decree of any court, administrative agency or governmental body, or any contract, agreement, indenture or instrument to which any of the Seller, Eadon Solutions or Marion Eadon is a party or by which any of them is bound.

         4.10 LIENS AND ENCUMBRANCES; LIABILITIES UNDER ASSUMED CONTRACTS. All Assets, when transferred, will be free and clear of all liens, encumbrances, security interests, leases and claims of others. The transfer of the Assets by the Seller hereunder will not give rise to a lien on any of the Assets or a cause of action by any party against Buyer or RSI (including, without limitation, any lien or cause of action under any bulk sales statute). All of the Assets are located in Charleston, Clarendon and Greenwood Counties, South Carolina and Evans County, Georgia. The Assets have not been owned by any party (other than the entity from which the Seller purchased them in the ordinary course of business) other than the Seller, and the Seller has not utilized the Assets under any name other than "Employment Solutions, LLC" or "Employment Solutions Acquisition, LLC."

         4.11 CONTRACTS, LEASES AND AGREEMENTS. SCHEDULE 4.11 attached hereto sets forth an exhaustive listing of all contracts, leases and agreements material to the operation Seller and its business (the "Contracts"). The Contracts are in full force and effect, and there are no material amounts owed thereunder by the Seller. There are no liabilities which will arise under the Contracts as a result of actions taken by any of the Seller, Eadon Solutions or Marion Eadon prior to the Closing Date, other than those incurred in the ordinary course of business consistent with past practice. All of the Contracts may be assigned to Buyer (should Buyer determine to receive such assignment) without material cost to Buyer, and upon such assignment, Buyer shall have all material benefits possessed by the Seller thereunder. It is acknowledged that only the Contracts which are also listed on SCHEDULE 2.1(4) will be assumed by and assigned to Buyer. It is further acknowledged that Buyer may elect, from the date hereof through the Closing Date, to include on SCHEDULE 2.1(4) any of the Contracts not currently included on SCHEDULE 2.1(4).

         4.12 PATENT AND TRADEMARK INFRINGEMENT; TRADEMARKS AND COPYRIGHTS. In the conduct of its business during the preceding three years and as now operated, the Seller has not infringed any United States or foreign patents, copyrights, trademarks or any other intellectual property of others. Seller owns or possesses adequate licenses or other rights to use all patents, trademarks, trade names, and copyrights that are utilized in the conduct of its business and has not received any notice of conflict with asserted rights of others that remain in effect. SCHEDULE 4.12 lists all of the trademarks, trademark rights, trade names, trade name rights, copyrights and patents owned by Seller, and no rights have been granted to others with respect thereto except as expressly set forth thereon.

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

         4.13 COMPLIANCE WITH APPLICABLE LAWS. The Seller, Eadon Solutions, their predecessors and Marion Eadon have complied in all material respects with all laws, regulations and orders applicable to Seller's business including without limitation all laws, regulations and orders pertaining to immigration, naturalization, labor and employment and foreign workers. Except for routine business licenses and sales tax permits, no governmental permits or licenses are required for Seller to conduct or transact its business as presently conducted. No notice or warning from any governmental authority with respect to any failure or alleged failure of Seller or any of its predecessors to comply with any law, regulation or order has been issued or given and is currently in effect, nor is any such notice or warning proposed or threatened. Seller's business is not currently being conducted pursuant to an exemption to or exception from any law, governmental regulation, or permit or license. None of the Seller, Eadon Solutions or Marion Eadon is in default regarding any obligation to any entity to the extent that it or he will be materially affected adversely under any license, permit, order, authorization, grant, contract, agreement, lease or other document, order or regulations to which it or he is a party or by which it or he is bound.

         4.14 COMPETITION BY EMPLOYEES; EMPLOYMENT AGREEMENTS. No agreements are in place that purport to limit the ability of any Seller employee to compete with Buyer, Seller or any third party either before or after Closing or be an employee of Buyer after Closing. Marion Eadon is not a party to any employment, non-competition, non-solicitation or confidentiality agreement with any party or to any other contract, agreement, instrument or obligation of any kind that will limit, conflict with, prohibit or otherwise adversely impact his ability to fulfill his obligations under this Agreement and the Employment Agreement.

         4.15 DISCLOSURE. No representation or warranty by the Seller, Eadon Solutions or Marion Eadon in this Agreement, or any statement or certificate furnished to or to be furnished to Buyer and/or RSI pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain at Closing any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. The representations and warranties made by the Seller, Eadon Solutions and Marion Eadon herein are made with the knowledge and expectation of Buyer's and RSI's reliance thereon.


               SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer and RSI hereby jointly and severally warrant and represent to the Seller, Eadon Solutions and Marion Eadon as follows:

         5.1 INCORPORATION, POWERS AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and is entitled to own its properties and assets and has all requisite corporate power and authority to carry on its business as now conducted by it. RSI is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and is entitled to own its properties and assets and has all requisite corporate power and authority to carry on its business as now conducted by it.

         5.2 RSI IS SOLE SHAREHOLDER OF BUYER. RSI is the sole shareholder of Buyer.

         5.3 PENDING LITIGATION. There are no proceedings or actions of any type pending that would limit or impair any of RSI's or Buyer's powers, rights or privileges to enter into this Agreement. There are no pending actions, proceedings or material claims of any type, or to the knowledge of RSI or Buyer, threatened against RSI or Buyer, its properties or business. Furthermore,

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neither RSI nor Buyer knows or has  reasonable  grounds to know of any basis for such action, or of any governmental investigation or proceeding relative to RSI, Buyer or their properties or business. Neither RSI nor Buyer is in default with respect to any order, writ, injunction or decree of any court, or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         5.4 ABSENCE OF UNDISCLOSED LIABILITIES; CHANGES IN BUSINESS. Except to the extent set forth in the financial statements set forth in RSI's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2001 and in RSI's Quarterly Report on Form 10-QSB for the fiscal quarter ended November 30, 2001, RSI has no material liabilities of any nature (including unpaid federal, state or local taxes), whether accrued, absolute, known or unknown, contingent or otherwise. Since November 30, 2001 and except as disclosed elsewhere in this Agreement, there has not been any change in the condition (financial or otherwise), properties, assets, liabilities or business prospects of RSI, which has been materially adverse or has occurred outside of the ordinary course of business. Buyer has no material liabilities of any nature.

         5.5 AUTHORIZATION AND EXECUTION OF DOCUMENTS. This Agreement has been duly authorized, executed and delivered by RSI and Buyer and constitutes a valid and legally binding obligation of RSI and Buyer enforceable against RSI and Buyer in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby (1) will not result in any breach of the terms and conditions of or constitute a default under the charter documents of either RSI or Buyer, or any instrument or obligation to which RSI or Buyer is now a party or by which RSI or Buyer or any of their properties or assets may be bound and (2) will not violate any existing order, writ, injunction or decree of any court, administrative agency or governmental body, or any contract, agreement, indenture or instrument to which RSI or Buyer is a party or by which it is bound.

         5.6 COMPLIANCE WITH APPLICABLE LAWS. RSI and Buyer have complied in all material respects with all laws, regulations and orders applicable to them or their businesses. Except for routine business licenses and regulatory permits and/or certificates required by local or state jurisdictions or sales tax permits, neither RSI nor Buyer need any governmental permits or licenses in connection with the transaction of its business as presently conducted. No notice or warning from any governmental authority with respect to any failure or alleged failure of either RSI or Buyer to comply with any law, regulation or order has been issued or given and is currently in effect, nor is any such notice or warning proposed or threatened so far as is known to RSI or Buyer. The business of RSI and Buyer is not currently being conducted pursuant to an exemption to or exception from any law, governmental regulation, or permit or license. Neither RSI nor Buyer is in default regarding any obligation to any entity to the extent that it will be materially affected adversely under any license, permit, order, authorization, grant, contract, agreement, lease or other document, order or regulations to which it is a party or by which it is bound.

         5.6 DISCLOSURE. No representation or warranty by Buyer in this Agreement, nor any statement or certificate furnished to or to be furnished to the Seller pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain at Closing any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. The foregoing representations and warranties are made by Buyer with the knowledge and expectation of the Seller's reliance thereon.

         SECTION 6.  ADDITIONAL COVENANTS AND WARRANTIES OF THE PARTIES

         6.1 ACCESS. Seller shall allow RSI, Buyer and their counsel, accountants, and other representatives, free and full access, during normal business hours throughout the period prior to the Closing, to all of Seller's properties, books, contracts, commitments and records, and shall furnish RSI, Buyer and their counsel, accountants, and other representatives during such period with all such information concerning its affairs as reasonably requested, including, but not limited to, any accountants' work sheets.

         6.2 CONFIDENTIALITY. Each party will hold, and will cause its employees and agents (including, without limitation, attorneys and accountants) to hold, in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, all Confidential Information (as defined below) and will not disclose the same to any person. Confidential Information shall be used only for the purpose of and in connection with consummating the transactions contemplated herein. If this Agreement is terminated, each party hereto will promptly return all documents of whatever type, kind or nature, including but not limited to, photocopies, notes, memoranda, computer discs, calculations, work sheets, abstracts, synopses, tapes, recordings, etc., whether in the possession of a party, its agents or employees, received by it from each other party containing Confidential Information. The covenants in this Section 6.2 shall survive the Closing forever. The term "Confidential Information" shall mean all information of any kind concerning a party hereto that is furnished by such party or on its behalf pursuant to Section 6.1 hereof, except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known to the recipient of Confidential Information to be under an obligation to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), (iv) of which the recipient was in possession prior to disclosure thereof in connection with the transactions contemplated herein, or (v) was independently developed by the recipient without the benefit of Confidential Information.

         6.3 EXPENSES. Each party shall bear their respective fees and expenses arising in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including brokerage fees, attorneys fees and accountants fees, if any.

         6.4 RISK OF LOSS. The risk of any material loss or material damage to the Assets from fire or other casualty or cause shall be borne by the Sellers at all times prior to the Closing Date. In the event of any such major loss or major damage prior to Closing which makes it impractical to continue operations in the present locations, Buyer may, at its option, terminate this Agreement. In the event Buyer elects not to terminate this Agreement for any reason, the proceeds of any claim for any loss payable under any insurance policies with respect thereto shall go to Buyer.

         6.5 BROKERS. Each party represents to the other that no broker or finder has acted for them or any of them in connection with this Agreement or the transaction contemplated hereby. Each party agrees to indemnify and hold the other harmless from any such brokerage fee and against any other claim for brokerage commission, finders fee or any similar commission, fee or charge relative to this Agreement or the transaction contemplated hereby and any and all expenses of any character (including reasonable attorneys fees) incurred in connection with the investigation or defense of any such claim.

         6.6 CHANGE OF CORPORATE NAME. As soon as reasonably practicable after Closing, Seller shall, and Marion Eadon shall cause Seller to, change its corporate name to "Eadon, LLC" by filing Articles of Amendment to Seller's Articles of Organization substantially in the form attached hereto as EXHIBIT D.

         6.7 NON-SOLICITATION. For the two years immediately following the Closing Date, the Seller shall not directly or indirectly solicit for sale, sell or provide any services similar to those provided by Seller's business to Seller's customers or any Buyer customers.


                 SECTION 7. CONDUCT OF BUSINESS PENDING CLOSING

         7.1 CONDUCT OF THE SELLER PENDING CLOSING. During the period commencing on the date hereof and continuing until the Closing Date, the Seller covenants and agrees to the following (except to the extent that Buyer shall otherwise expressly consent in writing, which consent shall not be unreasonably delayed or withheld); provided, however, that any breach of or inaccuracy in any of the covenants given in this Section 7.1 must be material in the aggregate with respect to the business of Seller before such breach shall be actionable or shall constitute grounds for termination or failure to perform under this
Agreement:

          (1) The Seller will, and Eadon Solutions and Marion Eadon will cause Seller to, carry on its business only in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its business organizations, maintain the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it so that its goodwill and going business shall be unimpaired at the Closing Date.
          (2) The Seller will, and Eadon Solutions and Marion Eadon will cause Seller to, promptly advise RSI and Buyer orally and in writing of any change in the business that is or may reasonably be expected to be materially adverse.
          (3) The Seller, Eadon Solutions and Marion Eadon will not, and Eadon Solutions and Marion Eadon will cause Seller not to, take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of Seller's business, or otherwise, that would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of the Seller, Eadon Solutions and Marion Eadon contained herein to be or become untrue in any material respect.
          (4) Seller will not, and Eadon Solutions and Marion Eadon will cause Seller not to, incur any indebtedness for borrowed money, issue or sell any debt securities, or assume or otherwise become liable, whether directly, contingently or otherwise, for the obligation of any other party, other than in the ordinary course of business.
          (5) After the execution of this Agreement, Seller will not incur any expense outside the ordinary course of business or any single capital expenditure in excess of $5,000 without the prior written consent of Buyer.
          (6) The Seller will not grant any employees or officers any increase in compensation or in severance or termination pay, or enter into any employment agreement with any employee or officer without the consent of Buyer.
          (7) Prior to the Closing or the termination of this Agreement, Seller will not acquire or agree to be acquired, merge or consolidate with any other company, or purchase substantially all of the assets of any other business, corporation, partnership, association or other business organization, entity or division thereof.

         7.2 CONDUCT OF BUYER PENDING CLOSING. During the period commencing on the date hereof and continuing until the Closing Date, Buyer covenants and agrees to the following (except to the extent that Seller shall otherwise expressly consent in writing, which consent shall not be unreasonably delayed or withheld); provided, however, that any breach of or inaccuracy in any of the covenants given in this Section 7.2 must be material in the aggregate with respect to the business of Buyer before such breach shall be actionable or shall constitute grounds for termination or failure to perform under this Agreement:

          (1) RSI and Buyer will promptly advise Seller orally and in writing of any change in their business which is or may reasonably be expected to be materially adverse to RSI or Buyer.
          (2) Neither RSI nor Buyer will take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of its business or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of RSI or Buyer contained herein to be or become untrue in any material respect.


         SECTION 8. CONDITIONS PRECEDENT TO RSI & BUYER'S OBLIGATION TO CLOSE

         Unless waived by RSI and Buyer, the obligations of RSI and Buyer under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The several warranties and representations of the Seller, Eadon Solutions and Marion Eadon contained herein shall be construed to be continuous and continuing from the date of this Agreement to the Closing Date, and shall be true at the time of Closing as though such representations and warranties were made at and as of such time, and shall not be affected by any investigation, verification or approval by any party hereto or by anyone on behalf of any of such parties.

         8.2 PERFORMANCE. The Seller, Eadon Solutions and Marion Eadon shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by either or both prior to or at Closing.

         8.3 DELIVERY OF DOCUMENTS. The Seller, Eadon Solutions and Marion Eadon shall have delivered to RSI and Buyer all documents and other information required to be provided to RSI and Buyer on or before Closing as set forth herein. The following additional documents shall be delivered to RSI and Buyer on or before Closing:

          (1) Certificates of Existence as to the Seller and Eadon Solutions issued by the South Carolina Secretary of State;
          (2) A certificate signed by the Seller, Eadon Solutions and Marion Eadon stating that all the warranties and representations made by them herein remain true and correct on the Closing Date and that all covenants and agreements required herein to have been performed by them by Closing have been performed;
          (3) Certified copies of actions of the Seller's sole member and manager and Eadon Solutions board of directors approving this Agreement and all documents to be executed and delivered in accordance herewith and authorizing the officers of the Seller and Eadon Solutions to execute this Agreement and to take all other steps required to carry out the terms hereof;

          (4) Certified copies of actions of Seller's sole member and manager approving the change of Seller's name to "Eadon, LLC" and Articles of Amendment substantially in the form set forth on EXHIBIT D to be filed with the South Carolina Secretary of State to implement such change of name;
          (5) Such bills of sale and assignments as may be reasonably requested to effect the transfer of the Assets;
          (6)  The Employment Agreement duly executed by Marion Eadon;
          (7) A Members Statement of Dissociation either (1) stamped "filed" and certified by the South Carolina Secretary of State or (2) executed and ready for filing with the South Carolina Secretary of State (which RSI and Buyer shall be fully authorized to file with the South Carolina Secretary of State), for each and every member of Seller other than Marion Eadon, including but not limited to Wilson Brothers USA, Inc. and Sanford ESI, LLC.
          (8) Any and all other instruments and documents that may be reasonably necessary to effectuate the obligations of the Seller, Eadon Solutions and Marion Eadon hereunder.

         8.4 CONDUCT OF BUSINESS. Seller's business shall have been conducted in the usual and customary manner, and there shall have been no material casualty or material adverse change in the business or financial condition of Seller's business from the date hereof through the Closing Date.

         8.5 ABSENCE OF LIENS. Upon Closing, the Assets, when transferred to Buyer, will be free and clear of all liens, encumbrances, security interests, leases and claims of others.

         8.6 DUE DILIGENCE. RSI and Buyer shall have completed a due diligence investigation of the Seller, the results of which shall be satisfactory to RSI and Buyer in good faith. Should RSI and Buyer's due diligence investigation result in RSI and Buyer's desire to terminate this Agreement, the due diligence report shall be disclosed to the Seller, Eadon Solutions and Marion Eadon, and the Seller, Eadon Solutions and Marion Eadon shall have the opportunity to cure any adverse conditions of the report.

         8.7 CASH AT CLOSING. Seller shall have cash assets no less than Fifty Three Thousand Dollars ($53,000) at Closing and shall not have incurred any liability whatsoever or engaged in any transactions with any party of any nature outside the ordinary course of business to have such cash assets at Closing.


         SECTION 9. CONDITIONS PRECEDENT TO CLOSING OF THE SELLERS

         Unless waived by the Seller, Eadon Solutions and Marion Eadon, the obligations of the Seller, Eadon Solutions and Marion Eadon under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The several warranties and representations of RSI and Buyer contained herein shall be construed to be continuous and continuing from the date of this Agreement to the Closing Date, and shall be true at the time of Closing as though such representations and warranties were made at and as of such time, and shall not be affected by any investigation, verification or approval by any party hereto or by anyone on behalf of any of such parties.

         9.2 PERFORMANCE. RSI and Buyer shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by RSI or Buyer prior to or at Closing.

         9.3 DELIVERY OF DOCUMENTS. RSI and Buyer shall have delivered to the Sellers all documents and other information required to be provided to the Sellers on or before Closing as set forth herein. The following additional documents shall be delivered to the Sellers on or before Closing:

          (1) Certified copies of actions of the board of directors of RSI approving this Agreement and all documents to be executed and delivered in accordance herewith and authorizing the officers of RSI to execute this Agreement and to take all other steps required to carry out the terms hereof and of the board of directors of Buyer and of SI as sole shareholder of Buyer approving this Agreement and all documents to be executed and delivered in accordance herewith and authorizing the officers of Buyer to execute this Agreement and to take all other steps required to carry out the terms hereof;
          (2) A Certificate of Good Standing of RSI from the State of North Carolina;
          (3) A Certificate of Good Standing of Buyer from the State of South Carolina;
          (4) A certificate signed by an authorized officer of each of RSI and Buyer stating that all the warranties and representations made by them herein remain true and correct on the Closing Date and that all covenants and agreements required herein to have been performed by them by Closing have been performed;
          (5)  The Note duly executed by Buyer;
          (6)  The Pledge & Security Agreement duly executed by RSI;
          (7)  The Employment Agreement duly executed by Buyer; and
          (8) Any and all other instruments and documents that may be reasonably necessary to effectuate the obligations of RSI and Buyer hereunder.

         9.4 CONDUCT OF BUSINESS. There shall have been no material casualty or material adverse change in the business or financial condition of RSI from the date hereof through the Closing Date.


         SECTION 10. MISCELLANEOUS

         10.1 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement between the parties hereto and shall be amended only by an instrument in writing signed by all the parties hereto and/or duly authorized officers and agents. All prior or contemporaneous oral and all prior written arrangements, understandings, discussions, representations, demonstrations, negotiations and correspondence on this subject matter are superseded by this agreement.

         10.2 PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided however, that none of the parties hereto shall assign any of his or its rights or privileges hereunder prior to the consummation of the transaction contemplated hereby without the written consent of the other parties. No assignment of rights under this Agreement will be binding unless agreed to in writing by each of the parties.

         10.3 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be construed and governed in accordance with the laws of the State of South Carolina without giving effect to any provision of South Carolina law that would cause the laws of any other jurisdiction to apply, except to the extent that U.S. federal patent, trademark or copyright law is applicable. The parties hereto consent to the non-exclusive jurisdiction of the Courts of the State of South Carolina and the federal courts located in Greenville County, South Carolina in connection with all matters arising under or out of a breach of this Agreement and the transactions contemplated herein.

         10.4 NOTICES. All notices required or permitted to be given pursuant to this Agreement shall be in writing and deemed given (i) one day after being sent if sent by overnight express delivery with a reputable overnight delivery service, (ii) when sent if sent by telex or telegram, (iii) when delivered if personally delivered, or (iv) three days after deposit in the U.S. post if sent by certified mail, return receipt requested with postage prepaid, in each case when addressed to the party to receive notice at the address set forth below or such other address as may have been provided by notice given in compliance with the provisions of this Section 10.4.

As to the Seller, Eadon Solutions
and Marion Eadon:                               Mr. Marion Eadon
-----------------                               Eadon Solutions, Inc.
                                                6847 June Burn Road
                                                Manning, South Carolina 29102

               As to RSI and Buyer              RSI Holdings, Inc.
               -------------------              28 East Court Street (29601)
                                                Post Office Box 6721
                                                Greenville, South Carolina 29606
                                                Attention:  Buck A. Mickel

         10.5 SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. Notwithstanding any investigation conducted at any time with regards thereto by or on behalf of any party, all representations, warranties, covenants and agreements of RSI, Buyer, Seller, Eadon Solutions and Marion Eadon in this Agreement shall survive the execution, delivery and performance of this Agreement for a period of two years. As used in this Section 10.5, any reference to a representation, warranty or covenant contained in any Section of this Agreement shall include the Schedule relating to such Section.

         10.6 RIGHT OF SETOFF. In addition to other rights under this Agreement, RSI and Buyer shall have rights of setoff, including the right to keep any payments otherwise payable pursuant to the Note, in satisfaction of any breaches of representations, warranties or covenants under this Agreement.

         10.7 HEADINGS. The headings of the sections of this Agreement are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

         10.8 COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which may bear the signature(s) of one or more of the parties hereto and each of which shall be construed to be an original but which together shall constitute but a single instrument.

         10.9 SEVERABILITY. Except as otherwise explicitly provided herein, each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid or contrary to existing or future law, such invalidity shall not impair the operation of this Agreement or affect those portions of this Agreement which are valid. In addition, any provision determined to be invalid or contrary to applicable law shall be deemed automatically amended upon such determination to the minimum extent necessary to make such provision enforceable to the maximum extent possible as compared to the original terms of such provision.

         10.10 NO CONSTRUCTION AGAINST ANY PARTY. In the event that there is any dispute regarding the interpretation or construction of the provisions of this Agreement, there shall be no presumption that any provision of this Agreement is to be construed against either party hereto.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

EMPLOYMENT SOLUTIONS, LLC                     RSI HOLDINGS, INC.

By:  /s/ Marion L. Eadon, Jr.                 By: /s/ Buck A. Mickel
----------------------------------            --------------------------------
      Marion L. Eadon, Jr.                        Buck A. Mickel
      Sole Manager                                President & Chief Executive
                                                  Officer


EADON SOLUTIONS, INC.                         EMPLOYMENT SOLUTIONS ACQUISITION,
                                              INC.

By: /s/ Marion L. Eadon, Jr.                  By: /s/ Buck A. Mickel
----------------------------------            --------------------------------
      Marion L. Eadon, Jr.                        Buck A. Mickel
      President and Chief Executive Officer       President & Chief Executive
                                                  Officer

 /s/  Marion L. Eadon, Jr.
-------------------------------------
      Marion L. Eadon, Jr.

                                    EXHIBIT A
                                  FORM OF NOTE

                                 PROMISSORY NOTE

$800,000.00                                                        March 4, 2002
                                                      Greenville, South Carolina

         For value received, the undersigned EMPLOYMENT SOLUTIONS ACQUISITION, INC., a South Carolina corporation (the "Borrower"), hereby promises to pay to the order of EMPLOYMENT SOLUTIONS, LLC, a South Carolina limited liability company (the "Lender") (i) the principal amount of Eight Hundred Thousand dollars ($800,000.00), plus (ii) interest on the unpaid principal amount of this Note from the date hereof at a per annum rate equal to six percent (6.0%), all payable in equal monthly installments in the amount of Fifteen Thousand Four Hundred Sixty Six Dollars and Twenty Four Cents ($15,466.24) beginning on the date one month from the date of this Note until the date of maturity set forth below. Notwithstanding any other provision of this Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. Interest will be calculated on a daily basis computed on the actual number of days elapsed over a year of three hundred sixty-five (365) days. This Note shall mature, and all outstanding amounts hereunder shall be due and payable, on March 4, 2007.

          This Note is the Note contemplated in that certain Agreement for the Purchase and Sale of Assets dated March 4, 2002 by and between RSI Holdings, Inc., a North Carolina corporation ("RSI"), Borrower, Lender, Eadon Solutions, Inc., a South Carolina corporation and Marion L. Eadon, Jr.. The performance of Borrower's obligations under this Note, including without limitation the obligation to pay all principal and interest due and owing hereunder, is secured by a security interest granted by RSI to Lender in all of the issued and outstanding shares of Borrower (the "Borrower Shares"). This Note shall be non-recourse with respect to RSI and Borrower, and neither RSI nor Borrower shall be personally liable for any amount due under this Note. In the event of any default by Borrower under this Note, Lender's sole recourse shall be against the Borrower Shares.

          The Borrower may at any time prepay the whole or any part of the unpaid principal amount of this Note, without penalty or premium, with interest accrued to the date fixed for prepayment.

          The Borrower expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment and/or protest, and any and all other notices and demands whatsoever, and agrees to remain bound until the principal and interest are paid in full, notwithstanding any extension of time for payment or all or any part of the principal or interest hereof and notwithstanding any inaction by, or failure to assert any legal right available to Lender.

          Whenever Lender is referred to in this Note, such reference shall be deemed to include the successors and assigns of Lender, including without limitation subsequent assigns or holders of this Note, and all covenants, provisions and agreements by or on behalf of Borrower which are contained herein shall inure to the benefit of the successors and assigns of Lender.

          The Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Lender, and then only to the extent therein set forth. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Lender, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

          Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of South Carolina without giving effect to any provision of South Carolina law that would cause the laws of any other jurisdiction to apply. The parties hereto consent to the non-exclusive jurisdiction of the Courts of the State of South Carolina and the federal courts located in Greenville County, South Carolina in connection with all matters arising under or out of a breach of the provisions of this Note.

         In witness whereof, the Borrower has caused this Note to be executed on its behalf by its duly authorized corporate officer, to be effective as of the date first written above.


                                  EMPLOYMENT SOLUTIONS ACQUISITION, INC.

                                  By: /s/ Buck A. Mickel
                                      ----------------------------------------
                                      Buck A. Mickel
                                      President and Chief Executive Officer

ACCEPTPTED AND AGREED:
EMPLOYMENT SOLUTIONS, LLC

By: /s/ Marion L. Eadon, Jr.
    ----------------------------------------
     Marion L. Eadon, Jr.
     Sole Manager

                                    EXHIBIT B
                      FORM OF PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE & SECURITY AGREEMENT (the "Pledge & Security Agreement") is made as of March 4, 2002, between RSI Holdings, Inc., a North Carolina corporation ("RSI"), and Employment Solutions, LLC, a South Carolina limited liability Company ("Secured Party" or "Seller").

         This Pledge & Security Agreement is entered into in connection with the closing of the transactions contemplated in the Agreement for Sale and Purchase of Assets dated March 4, 2002, as amended (the "Asset Purchase Agreement"), by and between RSI, Employment Solutions Acquisition, Inc., a South Carolina corporation ("Buyer"), Secured Party, Eadon Solutions, Inc., a South Carolina corporation and Marion L. Eadon, Jr.. Buyer has delivered to Secured Party a promissory note of even date herewith in principal amount of Eight Hundred Thousand Dollars ($800,000) (the "Note"), which is to be secured by the grant by RSI to Secured Party of a security interest in and pledge of all of the common stock of Buyer (the "Buyer Shares"). This Pledge & Security Agreement provides the terms and conditions upon which the Note is secured by the Buyer Shares.

         NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, RSI and Secured Party hereby agree as follows:

         1. GRANT OF SECURITY INTEREST AND PLEDGE. RSI hereby pledges to Secured Party, and grants to Secured Party a security interest in, the Buyer Shares as security for the prompt and complete payment when due of the unpaid principal of and interest on the Note. Upon the execution of this Pledge & Security Agreement, RSI shall deliver to Secured Party the certificate(s) representing the Buyer Shares, together with duly executed forms of assignment sufficient to transfer title thereto to Secured Party. Unless and until Secured Party realizes on the Buyer Shares as the result of an event of Default, RSI shall retain all voting, dividend and distribution rights with respect to the Buyer Shares.

         2. DEFAULT. Subject to the terms otherwise set forth herein, if Buyer defaults in the payment of the principal or interest under the Note when it becomes due (whether upon demand, acceleration or otherwise) or any other event of default under the Note or this Pledge & Security Agreement occurs (including without limitation the bankruptcy or insolvency of Buyer or RSI) which default remains uncured for a period of thirty (30) days after Buyer's receipt from Seller of a notice of such default identifying the default in reasonable detail and a request to cure (each a "Default"), then Secured Party may exercise, subject to the terms otherwise set forth herein, any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of the State of South Carolina or otherwise available to Secured Party under applicable law. In case of any sale of the Buyer Shares, the proceeds of such sale shall be applied to the principal of and accrued interest on the Note; provided that after payment in full of the indebtedness evidenced by the Note, the balance of the proceeds of sale then remaining shall be paid to RSI, and RSI shall be entitled to the return of any of the Buyer Shares remaining in the hands of Secured Party.

         3. NON-RECOURSE. Notwithstanding any other provision of this Pledge & Security Agreement to the contrary, neither RSI nor Buyer shall be personally liable for any amount of the outstanding principal and accrued interest on the Note or for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Note in full.

         4. PAYMENT OF INDEBTEDNESS AND RELEASE OF BUYER SHARES. Upon payment in full of the indebtedness evidenced by the Note, any and all security interests granted hereunder shall terminate and be of no further force or effect, Secured Party shall have no further rights in or to the Buyer Shares, and Secured Party shall immediately surrender to RSI the Buyer Shares and any additional security to RSI together with all forms of assignment.

         5. SEVERABILITY. Any provision of this Pledge & Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In addition, any provision determined to be invalid or contrary to applicable law shall be deemed automatically amended upon such determination to the minimum extent necessary to make such provision enforceable to the maximum extent possible as compared to the original terms of such provision.

         6. NO WAIVER; CUMULATIVE REMEDIES. No party hereto shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by such party, and then only to the extent therein set forth. A waiver by any party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such party would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of any party hereto, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are the exclusive rights and remedies of the parties hereunder.

         7. ENTIRE AGREEMENT, WAIVERS, AMENDMENTS. This Agreement contains the entire agreement of the parties hereto with respect to the grant of a security interest in and pledge of the Buyer Shares. All prior or contemporaneous oral and all prior written arrangements, understandings, discussions, representations, demonstrations, negotiations and correspondence on this subject matter are superseded by this agreement. None of the terms or provisions of this Pledge & Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. The terms and conditions of this Agreement shall extend to and inure to the benefit of and be binding on the respective successors and permitted assigns of each party.

         8. NO CONSTRUCTION AGAINST EITHER PARTY. In the event that there is any dispute regarding the interpretation or construction of the provisions of this Pledge & Security Agreement, there shall be no presumption that any provision of this Pledge & Security Agreement is to be construed against either party hereto.

         9. GOVERNING LAW; CONSENT TO JURISDICTION. This Pledge & Security Agreement shall be construed and governed in accordance with the laws of the State of South Carolina without giving effect to any provision of South Carolina law that would cause the laws of any other jurisdiction to apply. The parties hereto consent to the non-exclusive jurisdiction of the Courts of the State of South Carolina and the federal courts located in Greenville County, South Carolina in connection with all matters arising under or out of a breach of this Pledge & Security Agreement and the transactions contemplated herein.

         10. NOTICES. All notices required or permitted to be given pursuant to this Agreement shall be in writing and deemed given (i) one day after being sent if sent by overnight express delivery with a reputable overnight delivery service, (ii) when sent if sent by telex or telegram, (iii) when delivered if personally delivered, or (iv) three days after deposit in the U.S. post if sent by certified mail, return receipt requested with postage prepaid, in each case when addressed to the party to receive notice at the address set forth below or such other address as may have been provided by notice given in compliance with the provisions of this Section 16.


         As to Secured Party:       Mr. Marion Eadon
         -------------------
                                    Eadon Solutions, Inc.
                                    6847 June Burn Road
                                    Manning, South Carolina 29102

                  As to RSI:        RSI Holdings, Inc.
                  ---------
                                    28 East Court Street (29601)
                                    Post Office Box 6721
                                    Greenville, South Carolina 29606
                                    Attention:  Buck A. Mickel

         11. HEADINGS. The headings of the sections of this Pledge & Security Agreement are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

         12. COUNTERPARTS. This Pledge & Security Agreement may be signed in one or more counterparts, each of which may bear the signature(s) of one or more of the parties hereto and each of which shall be construed to be an original but which together shall constitute but a single instrument.

         IN WITNESS WHEREOF, this Pledge & Security Agreement has been executed as of the date first written above.

EMPLOYMENT SOLUTIONS, LLC                     RSI HOLDINGS, INC.

By: /s/ Marion Eadon                          By: /s/ Buck A. Mickel
--------------------------                    ------------------------------
      Marion Eadon                                Buck A. Mickel
      Sole Manager                                President & Chief Executive
                                                  Officer

                                    EXHIBIT C
                          FORM OF EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into effective this 4 day of March, 2002 (the "Effective Date") by and between Employment Solutions Acquisition, Inc., a South Carolina corporation (the "Company," which term shall include its affiliated companies, or its successors or assigns, where appropriate), and Mr. Marion L. Eadon, Jr. ("Executive").

         In consideration of the promises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, Company and Executive hereby agree as follows:

Employment Period. Subject to the provisions of paragraph 6, the initial term of the Executive's employment under this Agreement will be five (5) years, beginning on the Effective Date and ending on the fifth anniversary of the Effective Date. The parties agree that this Agreement may be extended for such further period as may be mutually agreed between the Company and the Executive by either party giving the other at least 60 days written notice, prior to the fifth anniversary of the Effective Date, of their proposal to extend the term of this Agreement.

Employment Duties. Subject to the terms and conditions of this Agreement, the Company hereby employs Executive and Executive hereby accepts such employment as the Chairman of the Board of Directors, reporting to the Board of Directors. Executive shall have such duties and authority as are reasonably set forth by the Board of Directors.

Compensation. Executive shall be compensated as follows:

         Base Salary. Executive shall receive an annual salary of $12,000.00, which will be payable in equal periodic installments according to the Company's customary payroll practices, but no less frequently than monthly, and shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from time to time.
         Annual Bonus. In addition to the above salary, the Company shall pay to Executive an annual bonus equal to 20% of the Company's annual net income in excess of $630,000 as long as the Company's net income exceeds $630,000 in that year. In the event that the Company's net income for any given year does not exceed $630,000, Executive will not receive an annual bonus for that year.
         Benefits. Company shall reimburse Executive for the costs he incurs to maintain the health and medical insurance for himself and his wife at a level of care and benefits equivalent to those previously provided to Executive and his wife by Employment Solutions, LLC.
         Miscellaneous. Executive shall be subject to the Company's policies for other matters (for expense reimbursement, etc.) as shall be applicable to similarly situated Executives.

Termination.  This Agreement may be terminated only:

         by the death or disability of Executive unless Executive's wife or other beneficiary accepts assignment of this Agreement as contemplated in
Section 8 hereof;
         by mutual agreement of Executive and the Company;
         by the Company, effective immediately, for "Cause", which shall be defined as (i) fraud; or (ii) embezzlement; or (iii) conviction of the Executive of any felony; or (iv) a material breach of, or the willful failure or refusal by the Executive to perform and discharge the Executive's duties, responsibilities and obligations under, this Agreement, or the repeated failure of the Executive to follow reasonable directives and performance standards established by the Board; or (v) a material breach of, or the willful failure or refusal by Employment Solutions, LLC or the Executive to perform and discharge its or his duties, responsibilities and obligations under, the Agreement for Sale and Purchase of Assets dated March 4, 2002 by and between RSI Holdings,

Inc., the Company, Employment Solutions, LLC, Eadon Solutions, Inc. and Executive (the "Asset Purchase Agreement"); or (vi) any act of moral turpitude or willful misconduct by the Executive which is intended to result in personal enrichment of the Executive at the expense of the Company, or any of its affiliates, or which has a material adverse impact on the business or reputation of the Company or any of its affiliates (such determination to be made by the Board in its reasonable judgment); or (vi) intentional material damage to the property or business of the Company; or (viii) gross negligence; or (ix) the ineligibility of the Executive to perform his duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over the Company;
         by Executive, for a material breach of this Agreement by the Company, including nonpayment of wages, and such breach is not cured within 30 days after written notice of such breach is given by Executive to the Company;
         by either party at any time upon thirty (30) days written notice to the other; or
         by the end of the Term.

Termination Pay.

         Except as otherwise provided in section 5(b) below, upon the effective date of termination ("Termination Date"), Executive shall receive all salary and bonuses earned and expenses incurred ("Earned Pay") as of the Termination Date at the next regular payday following the Termination Date (net any reduction due to theft, embezzlement, fraud, or similar loss caused to the Company by Executive), and Executive's right to receive salary and all benefits and incidents of employment hereunder shall cease.
         If, and only if, this Agreement is terminated (i) as a result of Marion Eadon's death or disability pursuant to section 4(a) above, (ii) by Executive because the Company has breached this Agreement and failed to cure pursuant to section 4(d) above or (iii) unilaterally by the Company for reason other than Cause upon thirty (30) days notice pursuant to section 4(e) above, in each such case, in addition to Earned Pay, Executive and/or Executive's wife or other beneficiary(ies) shall be entitled to receive the base salary, annual bonus and benefits compensation as set forth in the above paragraphs 3(a), 3(b), and 3(c) for the balance of the Term.

Covenants Nondisclosure, Nonsolicitation, and Noncompetition. In consideration of the promises herein as well as the Company's agreement to purchase assets of Employment Solutions, LLC, which were wholly owned by Executive at the time of the purchase, under Asset Purchase Agreement, Executive's employment and/or continued employment by the Company, and such other good and valuable consideration, Executive covenants and agrees as follows:

         Covenant of Nondisclosure.
     The Executive acknowledges and agrees that the Company has a proprietary interest in, and its business is one that requires secrecy concerning, Company Data, which is defined as Company information that is not generally known by or readily ascertainable to the public or within the industry, and includes (i) inventions, discoveries, products, improvements, know-how, methods, processes, and methods employed or sold by the Company or acquired pursuant to the Asset Purchase Agreement relating to Services or Future Services; (ii) customer and employee data (whether or not reduced to writing), including but not limited to customer lists, customer contacts, pricing information, personnel information, concessions and prior bids; (iii) marketing information, including but not limited to business strategy, forecasts, plans and research; (iv) business plans, including but not limited to capital projects and system buildouts; (v) financial information; and (vi) trade secrets as defined by South Carolina Code
Section 39-8-20. Company Data includes documents, records, tapes, files, media, and any other medium of communicating information.
     Except as may be necessary to perform his normal duties for the Company, as required by law or as required by order of a court, administrative authority or other tribunal of competent jurisdiction, Executive shall hold Company Data in confidence and shall not divulge to any Third Party at any time Company Data obtained or used by him (or by other employees of the Company) during the course of his employment with the Company without first obtaining the express written authorization of the Board of Directors of the Company. Executive agrees to promptly inform Company of any breach of confidentiality of Company Data by any other person that comes to his attention.
     Except as may be necessary to perform his normal duties for the Company, Executive will not remove Company Data (in whatever form it is derived) from Company premises without obtaining the express written authorization of the Board of Directors of the Company. Executive will return all Company property, including but not limited to Company Data and all copies thereof, in his possession upon termination of his employment.
         Covenant of Nonsolicitation of Customers.
     Executive acknowledges and agrees that the Company (i) engages in the business of locating and providing temporary labor (the "Services") throughout the States of Georgia, North Carolina and South Carolina, and (ii) may in the future engage in and/or actively be considering other activities or businesses, of which Executive may be aware at the termination of Executive's employment ("Future Services"), provided, however, that no activity or business that the Company has ceased to consider engaging in shall be included in Future Services.
     Executive covenants and agrees that during the period of his employment and for a period of either 12 months from the termination of his employment or 24 months from the Closing Date of the Asset Purchase Agreement, whichever is greater, (the "Restricted Period"), he will not, for himself or on behalf of any Third Party, directly or indirectly solicit, influence, contact, sell to, service, or deal with ("Solicit") any Customer (as defined below) of the Company (or provide information or assistance to a Third Party that would enable or help such Third Party to Solicit a Customer of the Company) of the Company with the direct or indirect purpose of (1) providing services or products of the type similar to or related to the Services or products provided to the Customer by the Company and/or Employment Solutions, LLC; (2) providing services or products of the type similar to or related to the Future Services provided to the Customer by the Company; or (3) diverting or attempting to divert all or part of the Services or Future Services being provided by the Company to the Customer.
     "Customer" shall be limited to any actual customer or client of the Company and/or Employment Solutions, LLC (1) that Executive Solicited during his employment with the Company and/or Employment Solutions, LLC; (2) about whom Executive had access to financial or other confidential pricing information; (3) for whom Executive provided Services or Future Services; or (4) about whom Executive knows to have been contacted by or on behalf of the Company and/or Employment Solutions, LLC during the 12 month period prior to the termination of Executive's employment.
         Covenant of Nonsolicitation of Company Employees. Executive covenants and agrees that during the period of his employment and the Restricted Period, he will not, for himself or on behalf of any Third Party, directly or indirectly, consult, solicit, hire, attempt to hire, or encourage any (i) present employee of the Company to accept employment with any Third Party that competes, directly or indirectly, with the Company for the sale or provision of Services or Future Services; or (ii) any former employee of the Company who, at the time of Executive's termination, has been away from the Company for less than six months, to accept employment with any Third Party that competes, directly or indirectly, with the Company for the sale or provision of Services or Future Services.
         Covenant of Noncompetition. Executive covenants and agrees that during the period of his employment and the Restricted Period, he will not compete with Company (other than as a passive investor owning less than 1% equity interest in a publicly traded company) by engaging in the business of the sale or provision of Services or Future Services, including without limitation, as a proprietor, partner, investor, shareholder, director, officer, employee, consultant, independent contractor, or otherwise in the States of Georgia, North Carolina and South Carolina.
         Acknowledgment of Reasonableness of Restrictions. Executive has carefully considered the provisions of the above paragraphs 6(a), 6(b), 6(c), and 6(d) and agrees that, under all circumstances, the restrictions set forth herein are fair and reasonable and are required for the Company's protection of its legitimate interests. The parties hereto recognize that irreparable damage will result to the Company in the event of the breach of any of the covenants and assurances made by the Executive in this Agreement. The parties therefore agree that the Company shall be entitled, in addition to any other remedies or damages available to it under the South Carolina Trade Secrets Act or other statutory or common law, to obtain injunctive relief without bond in order to restrain the violation of such covenants by Executive. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and shall be binding upon the Executive and his executors, administrators, or representatives.
         Severability. The provisions in the above paragraphs 6(a), 6(b), 6(c), and 6(d) are severable. If any Court should construe any portion of these paragraphs to be too broad to prevent enforcement to its fullest extent then such restrictions shall be enforced to the maximum extent that the Court finds reasonable and enforceable. In the event that any of these provisions, clauses, sentences, or paragraphs, or portions ("provisions") thereof shall be held to be invalid or unenforceable, the remaining provisions hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. The parties in no way intend to include a provision that contravenes public policy. Therefore, if any provision in the above paragraphs 6(a), 6(b), 6(c), and 6(d) is unlawful, against public policy, or otherwise declared void or unenforceable, such provision shall be deemed excluded from this Agreement, which shall in all other respects remain in effect.

Executive Warranty. Executive represents and warrants that he is not subject to any non-competition or nonsolicitation agreement or other agreement with any Third Party that would prohibit him from taking employment with the Company or would interfere with the performance of his duties to the Company. Executive represents that he will not bring with him to the Company or use in the performance of his duties for the Company any documents or materials of a former employer or other party that are not generally available to the public or have not been legally transferred to the Company. Conversely, without breaching the confidentiality provisions of this Agreement, Executive agrees to disclose the existence of the above paragraphs 7(a), 7(b), 7(c), 7(d), and 7(e) to any subsequent employer.

Assignment. Executive acknowledges that the services to be rendered by him or his permitted heirs or assigns under this Agreement are unique and personal to him and his permitted heirs and assigns, and binding on his heirs, legal representatives, or successors in interest. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement, without the prior written consent of the Company, except that in the event of the disability or death of Executive, this Agreement may be assigned to Executive's primary beneficiary(ies) and then to his, her or their successor beneficiary(ies). The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the Company and its successors and assigns.

Waiver. Neither the failure, nor any delay on the part of Company to exercise any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified or registered mail, postage prepaid to the addresses set forth below. Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         As to Marion Eadon:                   As to the Company:
         ------------------                    -----------------
         Mr. Marion Eadon                      RSI Holdings, Inc.
         Eadon Solutions, Inc.                 28 East Court Street (29601)
         6847 June Burn Road                   Post Office Box 6721
         Manning, South Carolina 29102         Greenville, South Carolina 29606
                                               Attention:  Buck A. Mickel

Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by the parties hereto. The parties hereby agree that this Agreement contains the entire agreement and understanding by and between the parties with respect to Executive's employment, and no representations, promises, agreements, or understandings, written or oral, relating to the employment of the Executive by the Company not contained herein shall be of any force or effect.

Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina, without giving effect to South Carolina's rules of conflicts law, and regardless of the place or places of its physical execution or performance. Executive agrees to submit to the jurisdiction of a court of competent jurisdiction in Greenville County, South Carolina, whether or not he is then residing in South Carolina. Any action or proceeding with respect to any matters arising or growing out of this Agreement or the performance of this Agreement or the termination of this Agreement shall be instituted and prosecuted only in the state or federal courts located in Greenville, South Carolina.

13. Headings. The headings of the sections of this Agreement are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

14. Counterparts. This Agreement may be signed in one or more counterparts, each of which may bear the signature(s) of one or more of the parties hereto and each of which shall be construed to be an original but which together shall constitute but a single instrument.

15. No Construction Against Any Party. In the event that there is any dispute regarding the interpretation or construction of the provisions of this Agreement, there shall be no presumption that any provision of this Agreement is to be construed against either party hereto.

         In witness whereof, each of the parties hereto has duly executed this Employment Agreement as of the Effective Date.

EXECUTIVE                                   EMPLOYMENT SOLUTIONS
                                            ACQUISITION, INC.

/s/ Marion L. Eadon, Jr.                    By:  /s/ Buck A. Mickel
------------------------------------             -----------------------------
Marion L. Eadon, Jr                              Buck A. Mickel
                                                 President & Chief Executive
                                                 Officer

Date:  March 4, 2002                                 Date:  March 4, 2002

                                    EXHIBIT D
                        FORM OF ARTICLES OF AMENDMENT OF
                   EMPLOYMENT SOLUTIONS, LLC CHANGING NAME TO
                                   EADON, LLC

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                        AMENDED ARTICLES OF ORGANIZATION
                            LIMITED LIABILITY COMPANY

TYPE OR PRINT CLEARLY IN BLACK INK

The Limited Liability Company amends its articles of organization in accordance with Section 33-44-204 of the 1976 South Carolina Code of Laws, as amended.

1.       The name of the Limited Liability Company is Employment Solutions, LLC.
                                                      -------------------------

2.       The date the articles of organization were filed is November 8, 2000.
                                                             ----------------

3. The articles of organization are amended in the following respects, of which all amended provisions may lawfully be included in the articles of organization.

         Article 1 of the Limited Liability Company's articles of organization is hereby deleted and replaced in its entirety with the following:

         1.       The name of the limited liability company which complies  with
                  Section 33-44-105 of the  South  Carolina  Code  of  1976,  as
                  amended is     Eadon, LLC.
                                ------------

4.       Please attach additional amendments if space is needed.


         Date March 4, 2002           /s/ Marion L. Eadon, Jr.
              -------------           ------------------------------------------
                                                    Signature

                                      Marion L. Eadon, Jr., Sole Manager
                                      ------------------------------------------
                                                  Name/Capacity



                               FILING INSTRUCTIONS

1. If management of the Limited Liability Company is vested in managers, a manager shall execute these amended articles of organization. If management of the Limited Liability Company is reserved to the members, a member shall execute these amended articles of organization. Specify whether a member or manager is executing these amended articles of organization.

2. File two copies of this form, the original and either a duplicate original or a conformed copy.

3. This form must be accompanied by the filing fee of $110.00 payable to the Secretary of State.

         Return to:        Secretary of State
                           P.O. Box 11350
                           Columbia, SC 29211

THE FILING OF THIS DOCUMENT DOES NOT, IN AND OF ITSELF, PROVIDE AN EXCLUSIVE RIGHT TO USE THIS CORPORATE NAME ON OR IN CONNECTION WITH ANY PRODUCT OR SERVICE. USE OF A NAME AS A TRADEMARK OR SERVICE MARK WILL REQUIRE FURTHER CLEARANCE AND REGISTRATION AND BE AFFECTED BY PRIOR USE OF THE MARK. FOR MORE INFORMATION, CONTACT THE TRADEMARKS DIVISION OF THE SECRETARY OF STATE'S OFFICE AT (803) 734-1728.

LLC-AMENDED ARTICLES OF AN ORGANIZATION.doc       Form Revised by South Carolina
                                                Secretary of State, January 2000

                                                                   EXHIBIT 10.13
                                 PROMISSORY NOTE



   $1,200,000.00
-------------------------


                                                   Greenville, South Carolina
                                                   February 14, 2002
                                                   --------------------------


FOR VALUE RECEIVED                              RSI HOLDINGS, INC.
                                                --------------------------------

             28 East Court Street, Greenville, South Carolina 29601
--------------------------------------------------------------------------------

promises to pay                         Minor H. Mickel
                           -----------------------------------------------------

              415 Crescent Avenue, Greenville, South Carolina 29605
--------------------------------------------------------------------------------

the sum of   One Million Two Hundred Thousand Dollars and no/100 ($1,200,000.00)
             -------------------------------------------------------------------

 bearing interest only  from  date of this note  at the rate of     7.00%
----------------------        -----------------                -----------------

to be computed and paid quarterly.  Any accrued interest  and  unpaid  principal

shall be be paid in full on or before              February 14, 2007
                                       -----------------------------------------


                                   RSI Holdings, Inc.



                                   By: /s/ Buck A. Mickel      February 14, 2002
                                       -----------------------------------------
                                       Buck A. Mickel                Date
                                       President & CEO









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